CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 27, 2013 on Dreyfus Institutional Reserves Money Fund, Dreyfus Institutional Reserves Treasury Fund and Dreyfus Institutional Reserves Treasury Prime Fund for the fiscal year ended December 31, 2012 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-148652 and 811-22169) of Dreyfus Institutional Reserves Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 25, 2013